Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Honeywell International Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid
	Equity	Common Stock, par value $1.00 per share	Rule 457(c)	1,000,000	$219.90 (1)	$219,900,000.00	0.0001531	$33,666.69
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts					$219,900,000.00		$33,666.69
	Total Fees Previously Paid
	Total Fee Offsets							$12,337.26
	Net Fee Due							$21,329.43

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares reported on the New York Stock Exchange on October 18, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fees Offset Claims	Honeywell International Inc.	424(b)(5)	333-260437	October 22 , 2021		$12,337.26	Equity	Common Stock, par value $1.00 per share	605,896	—
Fees Offset Sources	Honeywell International Inc.	424(b)(5)	333-260437		October 22 , 2021					—	$13,737.81

(1)
1,000,000 shares of common stock were previously registered under the prospectus supplement filed by the Registrant on October 22, 2021 and the registration statement on Form
S-3
(File
No. 333-260437)
filed by the Registrant on October 22, 2021 (including 325,322 shares of common stock were previously registered pursuant to a registration statement on Form
S-3
(No.
333-228729),
initially filed by the Registrant on December 10, 2018, and were not sold thereunder, which have been carried forward pursuant to Rule 415(a)(6)), of which 605,896 shares of common stock have not been sold. Pursuant to Rules 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $
12,337.26
attributable to such unsold shares.

This registration fee table shall be deemed to update the “Calculation of Registration Fee Tables” in the Company’s Registration Statement on Form S-3 (File No. 333-282810) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.